Exhibit 99.1

DREAMS ACCEPTED TO THE AMERICAN

STOCK EXCHANGE

NEW STOCK SYMBOL IS ‘DRJ’

PLANTATION, FL., April 9, 2007 – Dreams, Inc. (OTC Bulletin Board:DRMN), a vertically integrated leader in the licensed sports products industry announced today they have received a formal acceptance letter from the American Stock Exchange to have their common shares listed.*

“We were ecstatic to receive the news today and feel quite fortunate to join such a prestigious stock exchange,” exclaimed Ross Tannenbaum, Dreams’ President & CEO. We believe this formal affiliation with the American Stock Exchange will allow us to attract institutional investors and improve the marketability and liquidity of our Common Stock, Tannenbaum concluded.

Dreams will be coordinating with its transfer agent, the exchange and a specialist firm to target an initial trading date of Monday, April 16, 2007.

*	This approval is contingent upon the Company being in compliance with all applicable listing standards on the date it begins trading on the Exchange, and may be rescinded if the Company is not in compliance with such standards.

Statements contained in this press release, which are not historical facts, are forward looking statements. The forward-looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements made herein contain a number of risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, specific factors impacting the Company’s business including increased competition; the ability of the company to expand its operations and attract and retain qualified personnel, the uncertainty of consumer’s desires for sports and celebrity memorabilia; the availability of product; availability of financing; the ability to sell additional franchises; and general economic conditions.